                                                                    EXHIBIT 10.1

                       MEMBERSHIP INTEREST SALE AGREEMENT

                                 BY AND BETWEEN

                                   KULEA, LLC,
                      A VIRGINIA LIMITED LIABILITY COMPANY,

                                    AS SELLER

                                       AND

                               COLUMBIA EQUITY LP,
                         A VIRGINIA LIMITED PARTNERSHIP,

                                  AS PURCHASER

                                TABLE OF CONTENTS

ARTICLE I  THE SALE.............................................................          1

    1.1     Sale of Membership Interest......................................             1
    1.2     Purchase Price...................................................             1

ARTICLE II  REPRESENTATIONS AND COVENANTS.......................................          2

    2.1      Representations by Purchaser.....................................            2
    2.2      Representations by Seller........................................            3
    2.3      Seller's Indemnity...............................................            5
    2.4      Purchaser's Indemnity............................................            5
    2.5      Covenants of Purchaser...........................................            5
    2.6      Covenants of Seller..............................................            5

ARTICLE III Conditions Precedent to the Closing................................           7

    3.1      Conditions to Purchaser's Obligations............................            7
    3.2      Conditions to Seller's Obligations...............................            7

ARTICLE IV  Closing and Closing Documents.......................................          8

    4.1      Closing..........................................................            8
    4.2      Seller's Deliveries..............................................            8
    4.3      Purchaser's Deliveries...........................................            9
    4.4      Fees and Expenses; Closing Costs.................................            9
    4.5      Adjustments......................................................            9

ARTICLE V  Miscellaneous........................................................         11

    5.1      Notices..........................................................           11
    5.2      Entire Agreement; Modifications and Waivers; Cumulative Remedies.           11
    5.3      Exhibits.........................................................           12
    5.4      Successors and Assigns...........................................           12
    5.5      Article Headings.................................................           12
    5.6      Governing Law....................................................           12
    5.7      Counterparts.....................................................           12
    5.8      Survival.........................................................           12
    5.9      Severability.....................................................           12
    5.10     Attorneys' Fees..................................................           12

EXHIBITS

   A         Assignment

                       MEMBERSHIP INTEREST SALE AGREEMENT

      THIS MEMBERSHIP INTEREST SALE AGREEMENT (this "Agreement") is made as of this 12th day of October, 2004 by and between Kulea, LLC, a Virginia limited liability company ("Seller"); and Columbia Equity, LP, a Virginia limited partnership ("Purchaser").

                                    RECITALS

      A. Carr Capital Greenbriar, LLC, a Virginia limited liability company (the "LLC") is the owner of certain land located in Fairfax County, Virginia (the "Land") and the office building and related improvements located thereon (the "Improvements"), which Land and Improvements (collectively, the "Property") are more commonly known as the Greenbriar office building.

      B. Seller is the record and beneficial owner of seventy-five percent (75%) ("Seller's Share") of the membership interests in the LLC (the "Membership Interest"). Seller desires to sell the Membership Interest to Purchaser, on the terms and conditions hereinafter set forth.

      C. Purchaser desires to purchase the Membership Interest from Seller, on the terms and conditions hereinafter set forth.

      D. Immediately prior to such purchase and sale of the Membership Interest, Carr Capital/Holualoa Greenbriar, LLC, a Virginia limited liability company, shall liquidate and each of its members, Holualoa Greenbriar, LLC, an Arizona limited liability company and Carr Capital Real Estate Investments, LLC, a Virginia limited liability company, (collectively, the "Liquidating LLC Members") shall be admitted as members of the LLC, with a Fifteen and 79/100 percent (15.79%) membership interest in the LLC and a 53/100 percent (.53%) membership interest in the LLC, respectively (the "Liquidation Transaction").

                                    AGREEMENT

      NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                                    THE SALE

      1.1 Sale of Membership Interest. Seller agrees to sell, transfer, assign and convey the Membership Interest to Purchaser, and Purchaser agrees to accept transfer of the Membership Interest pursuant to the terms and conditions set forth in this Agreement. The Membership Interest shall be transferred to Purchaser free and clear of all liens, encumbrances, security interests, prior assignments or conveyances, conditions, restrictions, voting agreements, claims, and any other matters affecting title thereto.

      1.2 Purchase Price. The purchase price (the "Purchase Price") for which Seller agrees to sell and assign the Membership Interest to Purchaser, and which Purchaser agrees to pay to

Seller, subject to the terms of this Agreement, shall be equal to the amount of Net Cash Flow (as such term is defined in the LLC's operating agreement (the "LLC Operating Agreement")) that Seller would be entitled to receive pursuant to
Section 3.1 of the LLC Operating Agreement upon a hypothetical sale of the Property for a sale price of Fifteen Million Three Hundred Thousand Dollars ($15,300,000) less the principal of an accrued interest on the mortgage loan secured by the Property (the "Mortgage Loan"). The hypothetical sale shall be based upon the assumption that the transfer taxes and recording taxes shall not be payable, that there is no brokerage fee and that other fees and expenses (subject to adjustment as set forth in Section 4.5) are as set forth in Exhibit A attached hereto.

                                   ARTICLE II
                          REPRESENTATIONS AND COVENANTS

      2.1 Representations by Purchaser. Purchaser hereby represents and warrants to Seller that the following statements are true, correct, and complete in every material respect as of the date of this Agreement and will be true, correct, and complete as of the Closing Date:

            (a) Organization and Power. Purchaser is duly organized and validly existing as a limited partnership under the laws of the Commonwealth of Virginia, and has full right, power, and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and, the execution and delivery of this Agreement and the performance by Purchaser of its obligations under this Agreement have been duly authorized by all requisite action of Purchaser and require no further action or approval of Purchaser's partners or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of Purchaser.

            (b) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by Purchaser has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under the partnership agreement of Purchaser, or any mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to Purchaser.

            (c) Litigation. There is no action, suit, or proceeding, pending or known to be threatened, against or affecting Purchaser in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which (i) in any manner raises any question affecting the validity or enforceability of this Agreement, (ii) could materially and adversely affect the business, financial position, or results of operations of Purchaser, (iii) could materially and adversely affect the ability of Purchaser to perform its obligations hereunder, or under any document to be delivered pursuant hereto.

            (d) Consents. Each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by Purchaser has been obtained.

            (e) Brokerage Commission. Purchaser has not engaged the services of, nor has it or will it or Seller become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transactions described herein on account of any action by Purchaser. Purchaser hereby agrees to indemnify and hold Seller and its employees, directors, members, partners, affiliates and agents harmless against any claims, liabilities, damages or expenses arising out of a breach of the foregoing. This indemnification shall survive Closing or any termination of this Agreement.

      2.2 Representations by Seller. Seller hereby represents and warrants unto Purchaser that each and every one of the following statements is true, correct, and complete in every material respect as of the date of this Agreement and will be true, correct, and complete as of the Closing Date:

            (a) Organization and Power. Seller is duly organized, validly existing, and in good standing as a limited liability company under the laws of the Commonwealth of Virginia. Seller has full right, power, and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and the execution and delivery of this Agreement and the performance by Seller of its obligations hereunder have been duly authorized by all requisite action of Seller and require no further action or approval of Seller's members or managers or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of Seller.

            (b) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by Seller has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any limited liability company agreement, operating agreement, regulation, mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to Seller or to the Membership Interest.

            (c) Litigation. There is no action, suit, claim, or proceeding pending or threatened against or affecting Seller or the Membership Interest in any court, or before any arbitrator, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which (A) in any manner raises any question affecting the validity or enforceability of this Agreement, (B) could materially and adversely affect the business, financial position or results of operations of Seller, (C) could materially and adversely affect the ability of Seller to perform its obligations hereunder, or under any document to be delivered pursuant hereto,
(D) could create a lien on the Membership Interest, any part thereof, or any interest therein, or (E) could adversely affect the Membership Interest, any part thereof, or any interest therein.

            (d) Good Title. (A) Seller is the sole owner of the Membership Interest, (B) Seller has good title to the Membership Interest, (C) the Membership Interests are free and clear of all liens, encumbrances, pledges, voting agreements and security interests whatsoever, and (D) Seller has not granted any other person or entity an option to purchase or a right of first refusal upon the Membership Interest nor are there any agreements or understandings between Seller and any other person or entity with respect to the disposition of the Membership Interest.

            (e) No Consents. Each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with, any governmental agency or body necessary of the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by Seller has been obtained or will be obtained on or before the Closing Date.

            (f) Tax Matters. Seller has filed within the time and in the manner prescribed by law all federal, state, and local tax returns and reports, including but not limited to income, gross receipts, intangible, real property, excise, withholding, franchise, sales, use, employment, personal property, and other tax returns and reports, required to be filed by Seller under the laws of the United States and of each state or other jurisdiction in which Seller conducts business activities requiring the filing of tax returns or reports. All tax returns and reports filed by Seller are true and correct in all material respects. Seller has paid in full all taxes of whatever kind or nature for the periods covered by such returns. Seller has not been delinquent in the payment of any tax, assessment, or governmental charge or deposit and has no tax deficiency or claim outstanding, assessed, threatened, or proposed against it. The charges, accruals, and reserves for unpaid taxes on the books and records of Seller as of the Closing Date are sufficient in all respects for the payment of all unpaid federal, state, and local taxes of Seller accrued for or applicable to all periods ended on or before the Closing Date. There are no tax liens, whether imposed by the United States, any state, local, or other taxing authority, outstanding against Seller or any of its assets. The federal, state, and local tax returns of Seller have not been audited, nor has Seller received any notice of any federal, state, or local audit.

            (g) Bankruptcy with respect to Seller. No Act of Bankruptcy has occurred with respect to Seller. As used herein, "Act of Bankruptcy" shall mean if a party hereto or any member or manager thereof shall (A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (B) admit in writing its inability to pay its debts as they become due, (C) make a general assignment for the benefit of its creditors, (D) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), (E) be adjudicated bankrupt or insolvent, (F) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, (G) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (H) take any action for the purpose of effecting any of the foregoing.

            (h) Brokerage Commission. Seller has not engaged the services of, nor has it or will it or Purchaser become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transactions described herein on account of any action by Seller. Seller hereby agrees to indemnify and hold Purchaser and its employees, directors, members, partners, affiliates and agents harmless against any claims, liabilities, damages or expenses arising out of a breach of the foregoing. This indemnification shall survive Closing or any termination of this Agreement.

      2.3 Seller's Indemnity. Seller agrees to indemnify and hold Purchaser, Columbia Equity Trust, Inc., a Maryland corporation (the "REIT"), and their respective employees, directors, members, partners, affiliates and agents harmless of and from all liabilities, losses, damages, costs, and expenses (including reasonable attorneys' fees) which Purchaser or the REIT may suffer or incur by reason of any breach of Seller's representations or warranties contained in this Agreement, and by reason of any act or cause of action occurring or accruing prior to the Closing Date and arising from the ownership of the Membership Interest prior to the Closing Date.

      2.4 Purchaser's Indemnity. Purchaser agrees to indemnify and hold Seller and its employees, directors, members, partners, affiliates and agents harmless of and from all liabilities, losses, damages, costs, and expenses (including reasonable attorneys' fees) which Seller may suffer or incur by reason of any breach of Purchaser's representations or warranties contained in this Agreement, and by reason of any act or cause of action occurring or accruing subsequent to the Closing Date and arising from the ownership of the Membership Interests or the operation of the Property subsequent to the Closing Date.

      2.5 Covenants of Purchaser. Purchaser agrees as follows:

            (a) Further Acts. In addition to the acts, instruments and agreements recited herein and contemplated to be performed, executed and delivered by Purchaser and Seller, Purchaser shall perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, instruments, and agreements and provide such further assurances as Seller may reasonably require to consummate the transactions contemplated hereunder.

      2.6 Covenants of Seller. Seller agrees as follows:

            (a) Actions Regarding Membership Interest. Except as otherwise permitted hereby, from the date hereof until the Closing Date, Seller shall not take any action or fail to take any action the result of which would (1) have a material adverse effect on the Membership Interest, the Property, Seller's ability to sell, transfer, assign and convey the Membership Interest to Purchaser or Purchaser's ability to continue the ownership thereof after the Closing Date or (2) would cause any of the representations and warranties contained in Section 2.2 to be untrue as of the Closing Date.

            (b) Confidentiality. Seller and Purchaser acknowledge that the matters relating to the REIT, the initial public offering of REIT securities (the "IPO"), this Agreement, the price paid to Seller, the identity of Seller and its principals and the other documents, terms, conditions and information related thereto (collectively, the "Information") are confidential in nature. Therefore, Seller and Purchaser covenant and agree to keep the Information confidential and will not (except as required by applicable law, regulation or legal process, and only after compliance with the provisions of this Section 2.6), without the other's prior written consent, disclose any Information in any manner whatsoever; provided, however, that the Information may be revealed only to key employees, legal counsel and financial advisors of Purchaser and Seller, each of whom shall be informed of the confidential nature of the Information and shall agree to act in accordance with the terms of this Section 2.6. In the event that Seller, Purchaser or their key employees, legal counsel or financial advisors (collectively, the "Information Group") are requested pursuant to, or required by, applicable law, regulation or legal process to disclose any of the Information, the applicable member of the Information Group will notify Purchaser or Seller, as applicable, promptly so that one may seek a protective order or other appropriate remedy or, in its sole discretion, waive compliance with the terms of this Section 2.6. In the event that no such protective order or other remedy is obtained, or that Purchaser and Seller waive compliance with the terms of this Section 2.6, the applicable member of the applicable Information Group may furnish only that portion of the Information which it is advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information. Seller and Purchaser acknowledge that remedies at law may be inadequate to protect Purchaser, Seller or the REIT against any actual or threatened breach of this Section 2.6, and, without prejudice to any other rights and remedies otherwise available, Seller and Purchaser agree to the granting of injunctive relief in favor of the REIT and/or Purchaser and/or Seller without proof of actual damages.

            (c) The obligations of Section 2.6(b) shall not apply to any Confidential Information which the Purchaser or Seller, as applicable can demonstrate:

                  (A) is or becomes available to the public through no breach of this Agreement;

                  (B) was previously known by the receiving party without any obligation to hold it in confidence;

                  (C) is received from a third party free to disclose such information without restriction;

                  (D) is independently developed by the receiving party without the use of Confidential Information of the disclosing party;

                  (E) is approved for release by written authorization of the disclosing party, but only to the extent of and subject to such conditions as may be imposed in such written authorization;or

                  (F) Is required in the judgment of counsel to be disclosed in connection with any stock, equity, debt or other rights offering by Purchaser or Seller.

      (d) Liquidation Transaction. Seller hereby consents to the Liquidation Transaction and agrees to the admission of the Liquidating LLC Members as members in the LLC.

            (e) Further Acts. In addition to the acts, instruments and agreements recited herein and contemplated to be performed, executed and delivered by Purchaser and Seller, Seller shall perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, instruments, and agreements and provide such further assurances as Purchaser may reasonably require at no material cost to Seller to consummate the transactions contemplated hereunder.

                                  ARTICLE III
                       CONDITIONS PRECEDENT TO THE CLOSING

      3.1 Conditions to Purchaser's Obligations. In addition to any other conditions set forth in this Agreement, Purchaser's obligation to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 3.1, all of which shall be conditions precedent to Purchaser's obligations under this Agreement.

            (a) Seller's Obligations. Seller shall have performed all obligations of Seller hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to Purchaser, all of the documents and other information required of Seller pursuant to Section 4.2.

            (b) Seller's Representations and Warranties. Seller's representations and warranties set forth in Section 2.2 shall be true and correct in all material respects as if made again on the Closing Date, and Seller shall have executed and delivered to Purchaser at Closing a certificate to the foregoing effect.

            (c) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

            (d) Completion of IPO. The IPO shall have been completed.

            (e) Liquidation Transaction. The Liquidation Transaction shall have been consummated.

            (f) Mortgage Loan. Purchaser shall pay off the Mortgage Loan on the Closing Date.

            (g) Closing. The Closing shall have occurred on or prior to March 31, 2005.

      3.2 Conditions to Seller's Obligations. In addition to any other conditions set forth in this Agreement, Seller's obligations to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 3.2, all of which shall be conditions precedent to Seller's obligations under this Agreement.

            (a) Purchaser's Obligations. Purchaser shall have performed all obligations of Purchaser hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to Seller, all of the documents and other information required of Purchaser pursuant to Section 4.3.

            (b) Purchaser's Representations and Warranties. Purchaser's representations and warranties set forth in Section 2.1 shall be true and correct in all material respects as if made again on the Closing Date, and Purchaser shall have executed and delivered to Seller at Closing a certificate to the foregoing effect.

            (c) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

            (d) Completion of IPO. The IPO shall have been completed.

            (e) Liquidation Transaction. The Liquidation Transaction shall have been consummated.

            (f) Mortgage Loan. Purchaser shall pay off the Mortgage Loan on the Closing Date.

            (g) Closing. The Closing shall have occurred on or prior to March 31, 2005.

                                   ARTICLE IV
                          CLOSING AND CLOSING DOCUMENTS

      4.1 Closing. The consummation and closing (the "Closing") of the transactions contemplated under this Agreement shall take place at the offices of Hunton & Williams LLP, Washington, D.C., or such other place as is mutually agreeable to the parties, on the date of the closing of the IPO (the "Closing Date"), or as otherwise set by agreement of the parties; provided, however, that this Agreement shall terminate if Closing does not occur prior to March 31, 2005.

      4.2 Seller's Deliveries. At the Closing, Seller shall deliver the following to Purchaser in addition to all other items required to be delivered to Purchaser by Seller:

            (a) Assignment of Membership Interests. Seller shall have executed and delivered an Assignment, in substantially the form of Exhibit B attached hereto, granting and conveying to Purchaser good and indefeasible title to the Membership Interests, free and clear of all liens, encumbrances, security interests, prior assignments, voting agreements, conditions, restrictions, claims, and other matters affecting title thereto.

            (b) Authority Documents. Evidence satisfactory to Purchaser that the person or persons executing the closing documents on behalf of Seller has full right, power, and authority to do so.

            (c) FIRPTA Certificate. An affidavit from Seller certifying pursuant to Section 1445 of the Internal Revenue Code that Seller is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and the Income Tax Regulations promulgated thereunder), in form and substance satisfactory to Purchaser.

            (d) Certificate of Representations and Warranties. The certificate required by Section 3.1.

            (e) Books and Records. All books, records, operating reports, appraisal reports, files and other materials in Seller's possession or control which are necessary in Purchaser's discretion to maintain continuity of operation of the Property and the LLC.

            (f) Other Documents. Any other document or instrument reasonably requested by Purchaser or required hereby.

      4.3 Purchaser's Deliveries. At the Closing, Purchaser shall deliver the following to Seller:

            (a) Purchase Price. The Purchase Price, as adjusted pursuant to the terms of this Agreement.

            (b) Authority Documents. Evidence satisfactory to Seller that the person or persons executing the closing documents on behalf of Purchaser have full right, power, and authority to do so.

            (c) Certificate of Representations and Warranties. The certificate required by Section 3.2.

            (d) Other Documents. Any other document or instrument reasonably requested by Seller or required hereby.

      4.4 Fees and Expenses; Closing Costs. Purchaser shall pay all fees, expenses and closing costs relating to the transactions contemplated by this Agreement; provided however, that Seller shall pay its own attorneys' and consultants' fees and expenses.

      4.5 Adjustments.

            (a) At Closing, Seller shall be credited with Seller's Share of any cash held by the LLC or by the property manager for the benefit of the LLC as of the date of Closing.

            (b) All income and expenses with respect to the Membership Interest, and applicable to the period of time before and after Closing, determined in accordance with generally accepted accounting principles consistently applied, shall be allocated between Seller and Purchaser. Seller shall be entitled to Seller's Share of all income and responsible for Seller's Share of all expenses of the LLC and the Property for the period of time up to but not including the date of Closing, and Purchaser shall be entitled to all such income and responsible for all such expenses for the period of time after and including the date of Closing. Without limiting the generality of the foregoing, the following items of income and expense shall be prorated at Closing:

                  (i) Rents (including additional rent, pass throughs, etc.). (Rent collections during month of Closing shall be applied first to the current month's rent, then to any past due rents, and then to future (prepaid) rents. At Closing, a reconciliation of pass throughs shall be made based on the property manager's most recent reforecast of operating results for the calendar year. Rent collections following the month of Closing shall be applied first to the current month's rent, then to any past due rents accruing on or after Closing, then to any past due rents accruing before Closing and then to future (prepaid) rents. Purchaser agrees to use reasonable commercial efforts (but shall not be required to commence litigation or eviction proceedings) to collect any past due rents accruing before Closing and to promptly remit to Seller its portion of any such rent collected.)

                  (ii) Real estate and personal property taxes. (If the LLC is in process of prosecuting a property tax appeal when Closing occurs, Purchaser agrees to cause the Company to continue to use the Company's existing attorney or tax appeal consultant until such appeal is completed. Any savings in taxes realized and attorney or consultant fees incurred shall be prorated between Seller and Purchaser based on the relevant tax year(s).)

                  (iii) Utility charges (including but not limited to charges for water, sewer and electricity).

            (c) Seller shall be responsible for Seller's Share of all one time tenant improvement costs, tenant allowances, broker's fees and commissions and all other costs and expenses associated with existing leases of the Property; provided, however, that Purchaser shall be responsible for all tenant improvement costs, tenant allowances, broker's fees and commissions and other one time costs and expenses associated with new leases of the Property entered into after the date of this Agreement with the consent of Purchaser; provided, further that if there is no Closing under this Agreement, Purchaser shall pay all one time tenant improvement costs, tenant allowances, broker's fees and commissions and all other costs and expenses associated for any lease entered into during the pendency of this Agreement unless the Seller shall have consented to such lease, which consent shall not be unreasonably withheld, delayed or conditioned.

            (d) Purchaser shall pay off the Mortgage Loan on the Closing Date. However, Purchaser shall be solely responsible (and shall not receive any credit against the Purchase Price) for any prepayment penalties or lender fees paid in connection with the pay off of the Mortgage Loan.

                                   ARTICLE V
                                  MISCELLANEOUS

      5.1 Notices. Any notice provided for by this Agreement and any other notice, demand, or communication required hereunder shall be in writing and either delivered in person (including by confirmed facsimile transmission) or sent by registered or certified mail or overnight courier, return receipt requested, in a sealed envelope, postage prepaid, and addressed to the party for which such notice, demand or communication is intended at such party's address as set forth in this Section. All notices to Purchaser shall be addressed as follows:

      PURCHASER:

            Columbia Equity LP
            c/o Carr Capital Corporation
            1750 H Street, NW, Suite 500
            Washington, DC  20005
            Telephone: (202) 303-3060
            Facsimile: (202) 303-3078
            Attn: Oliver T. Carr, III

Seller's address for all purposes under this Agreement shall be the following:

      SELLER:

            c/o Ka Po'e Hana LLC
            PMB 249
            1718 M Street, NW
            Washington, DC 20036-4504

Any address or name specified above may be changed by a notice given by the addressee to the other party. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or receipt set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept.

      5.2 Entire Agreement; Modifications and Waivers; Cumulative Remedies. This Agreement supersedes any existing letter of intent between the parties, constitutes the entire agreement among the parties hereto and may not be modified or amended except by instrument in writing signed by the parties hereto, and no provisions or conditions may be waived other than by a writing signed by the party waiving such provisions or conditions. No delay or omission in the exercise of any right or remedy accruing to Seller or Purchaser upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by Seller or Purchaser of any breach of any term, covenant, or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant, or condition herein contained. All rights, powers, options, or remedies afforded to Seller or Purchaser either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option, or remedy shall not bar other rights, powers, options, or remedies allowed herein or by law, unless expressly provided to the contrary herein.

      5.3 Exhibits. All exhibits referred to in this Agreement and attached hereto are hereby incorporated in this Agreement by reference.

      5.4 Successors and Assigns. Except as set forth in this Article, this Agreement may not be assigned by Purchaser or Seller without the prior approval of the other parties hereto. This Agreement shall be binding upon, and inure to the benefit of, Seller, Purchaser, and their respective legal representatives, successors, and permitted assigns.

      5.5 Article Headings. Article headings and article and section numbers are inserted herein only as a matter of convenience and in no way define, limit, or prescribe the scope or intent of this Agreement or any part hereof and shall not be considered in interpreting or construing this Agreement.

      5.6 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Virginia, without regard to conflicts of laws principles.

      5.7 Counterparts. This Agreement may be executed in any number of counterparts and by any party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

      5.8 Survival. All representations and warranties contained in this Agreement, and all covenants and agreements contained in the Agreement which contemplate performance after the Closing Date shall survive the Closing.

      5.9 Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

      5.10 Attorneys' Fees. Should a party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, or to recover damages for breach of this Agreement, any non-prevailing party in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) shall pay to the prevailing party all reasonable costs, damages, and expenses, including reasonable attorneys' fees, expended or incurred in connection therewith.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]
                     [SIGNATURES APPEAR ON FOLLOWING PAGES.]

         IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

                              SELLER:

                              Kulea, LLC, a Virginia limited liability company
                              By:  Ka Po's Hana LLC, its manager

                              By:               /s/ Joseph R. Rymal
                                  --------------------------------------------
                              Name: Joseph R. Rymal
                              Title: Vice President Investments


                              PURCHASER:

                              Columbia Equity LP, a Virginia limited partnership

                              By: _________________, a __________, its
                                  general partner

                              By:               /s/ Oliver T. Carr, III
                                  ----------------------------------------------
                              Name:
                                    ____________________________________________
                              Title:
                                     ___________________________________________

                                    EXHIBIT A

                                    EXHIBIT B

                                   ASSIGNMENT

_________________________, a __________ ("Assignor"), for good and valuable consideration paid to the Assignor by _______________________, a [___________________] ("Assignee"), pursuant to the Share Purchase Agreement dated as of ____________, 2004, by and between Assignor and Assignee (the "Agreement") and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, does hereby sell, assign, transfer, convey and deliver to the Assignee, its successors and assigns, good and indefeasible title to the Membership Interests, free and clear of all liens, encumbrances, security interests, prior assignments, voting agreements, conditions, restrictions, pledges, claims, and other matters affecting title thereto.

Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be signed by a duly authorized officer this __ day of _____, 2004.

                              ______________________________, a
                              ___________________________

                              By:____________________________________
                              Name:__________________________________
                              Title:_________________________________

                                    EXHIBIT A
                   PROJECTED SALE DISTRIBUTIONS AS OF 9-23-04

Sales/Contribution Price       15,300,000                                       sales price                         5,300,000
  less Expected indebtedness   10,650,000                                       cash on hand                        1,509,221 (1)
Net Sales proceeds              4,650,000                                       less
                                                                                selling costs
                                                                                unfunded liabilities                 (439,596) (2)
Sales Price                    15,300,000                                       closing prorations due to buyer      (161,720) (3)
Net Sales Proceeds              5,357,905                                       deferred maintenance                 (200,000) (4)
Implied debt & Exp              9,942,095                                       debt balance                      (10,650,000)
                                                                                prepayment penalty                          -  (5)

                                                                                                                    5,357,905

                                                          NET SALES     CASH FLOW         TOTAL
INVESTOR                      INVESTMENT         %         PROCEEDS   DISTRIBUTIONS   DISTRIBUTIONS
---------------------         -----------    ---------    ---------   -------------   -------------
Oliver Carr Company               208,311        4.34%      232,533       24,607          257,140
Carr Holding LLC                  208,311        4.34%      232,533       24,607          257,140
Kulea                           3,599,844       75.00%    4,018,429      425,229        4,443,658
Carr Capital/Holuloa              783,326       16.32%      874,410       92,530          966,940
                              -----------    ---------    ---------   ----------      -----------
                                4,799,792      100.00%    5,357,905      566,972        5,924,877

NOTES:

      (1)Includes cash bal. of as of 8/31/04 plus an expected additional $75,000 of distributions for Sept., Oct, & Nov.

      (2)Includes remaining leasing costs for Shapiro Bernson and Ahold leases

      (3)Includes security deposits

      (4)Includes estimated cost of parking lot repairs

      (5)Buyer is responsible for any prepayment penalties per the purchase contract